UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2013

TELIK, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31265	93-0987903
(Commission File No.)	(IRS Employer Identification No.)

2100 Geng Road, Suite 102

Palo Alto, California 94303

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (650) 845-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 14, 2013, we received from The Nasdaq Stock Market (“Nasdaq”) a notice letter indicating that based on our stockholders’ equity of $2,441,000 disclosed in our Form 10-Q for the period ended September 30, 2013, we do not comply with the minimum $2,500,000 stockholders’ equity requirement for continued listing on The Nasdaq Capital Market, set forth in Listing Rule 5550(b)(1). Under applicable Nasdaq rules, the Company has 45 calendar days to submit a plan to achieve and sustain compliance with all of the Nasdaq listing requirements. We intend to provide Nasdaq with such a plan on or before the December 30, 2013 deadline. If the plan is accepted, Nasdaq can grant the Company an extension of up to 180 calendar days from November 14, 2013 to evidence compliance.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELIK, INC.

Dated: November 20, 2013	By:	/s/ William P. Kaplan
William P. Kaplan
Vice President, General Counsel and Corporate Secretary